Exhibit 10.1

AT-WILL EMPLOYMENT AGREEMENT

THIS AT-WILL EMPLOYMENT AGREEMENT (this “Agreement”) is made as of November 5, 2012 (the “Effective Date”), by and between Cbeyond, Inc., a Delaware corporation (the “Company”), and James F. Geiger (“Executive”). Capitalized terms used but not otherwise defined have the meanings given to them in Section 3.

In consideration of the mutual promises made in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company (collectively the “Parties”), intending to be legally bound, agree as follows:

1.
At-Will Employment. Executive acknowledges and agrees that no agreement or arrangement between Executive and the Company (including the execution and delivery of this Agreement) shall entitle Executive to become or remain in the employment of the Company or affect the right of the Company to terminate Executive’s employment at any time and for any reason.

2.	Termination.

(a)    Severance.

(i)
Non-Change in Control Severance. Subject to Section 2(d) below, in the event of a Specified Termination of Executive’s employment, the Company shall in accordance with its customary payroll practices, during the period beginning the day after the date of Executive’s Separation from Service with the Company and ending on the first anniversary of such date, pay Executive severance payments on the Company’s normal pay dates at a rate equal to 100% of the annual base salary rate in effect immediately prior to Executive’s termination of employment. If Executive’s Specified Termination occurs following a Change in Control, the severance provisions of paragraph 2(a)(ii) shall control rather than the provisions of this paragraph.

(ii)
Post Change in Control Severance. Subject to Section 2(d) below, in the event of a Specified Termination of Executive’s employment following a Change in Control, in lieu of the severance described in paragraph 2(a)(i), above, the Company shall in accordance with its customary payroll practices, during the period beginning the day after the date of Executive’s Separation from Service and ending on the first anniversary of such date, pay Executive severance payments on the Company’s normal pay dates at a rate equal to 100% of the annual base salary rate in effect immediately prior to Executive’s termination of employment. In addition, Company shall, within three business days of the date six months following the date of Executive’s Separation from Service, pay Executive a lump sum equal to the average monetary value of the bonus paid to the Executive by the Company over the previous three years plus, at Executive’s election, either (A) an additional lump sum equal to one and one-half times the annual base salary of the Executive in effect on the date of his Specified Termination or (B) an

Exhibit 10.1

additional lump sum equal to 50% of the annual base salary of the Executive in effect on the date of his Specified Termination. If Executive chooses option (A), above, the Noncompete Period described in paragraph 3(d) below, shall be modified for all purposes under this Agreement to be equal to the period beginning on the date of Executive’s Specified Termination and ending thirty months later.

(iii)
Effect of Voluntary Reductions in Bonus or Accepting Equity in Lieu of Cash for Bonus on Post Change in Control Severance. If Executive chooses in one or more years, for any reason whatsoever, to voluntarily accept a lower bonus payment than would otherwise have been due, the payment to Executive described in in Section 2(a)(ii), above, which is based on the payment of bonuses for previous years shall be calculated as if Executive had received the full bonus earned in each of the preceding three years. If, for any reason whatsoever, the Company provides the Executive all or a portion of Executive’s bonus in equity in one or more years, the payment to Executive described in in Section 2(a)(ii), above, which is based on the payment of bonuses for previous years shall be calculated by combining, for each of the years on which the calculation is based, the value of the cash bonus provided to Executive with the value of the equity provided in lieu of cash using the cash value of the equity at the time of issuance.

(b)
Continuation of Medical Benefits via the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). Subject to Section 2(d) below, in the event of a Specified Termination of Executive’s employment, the Company shall pay COBRA benefits for Executive and any dependants covered by Executive’s Company-provided health insurance on the date of his/her Specified Termination. In the event that Executive had no Company-provided health insurance upon the date of his/her Specified Termination, he/she shall not be eligible for any benefits otherwise available under this paragraph.

(c)    Stock Awards.

(i)
In the event of a Specified Termination of Executive’s employment following the effective date of a Change in Control, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination.

(ii)
In the event of a Specified Termination of Executive’s employment prior to the effective date of a Change in Control, (A) the vesting and/or exercisability of twenty percent (20%) of each of Executive’s outstanding non-performance-based Stock Awards shall be automatically accelerated on the date of termination (i.e., if forty percent (40%) of each Stock Award is vested as of the date of termination, then after such termination sixty percent (60%) of such Stock Award shall be vested and forty percent (40%) shall be unvested); and (B) if Executive has a performance-based Stock Award pending on the date of the Specified Termination, the performance period

Exhibit 10.1

ends in the one year following the Specified Termination and the performance goals of the Stock Award are met, Executive shall be provided, after the performance goals are met, with 60% of the shares Executive would have received had Executive been employed by the Company at the time the performance period ended. Performance-based Stock Awards with a performance period that does not end in the year following Executive’s Specified Termination are forfeited. Notwithstanding anything to the contrary in this sub-paragraph, if a performance-based Stock Award Agreement specifies how vesting shall occur for a particular performance-based Stock Award following a Specified Termination of Executive’s employment prior to the effective date of a Change in Control, such Stock Award Agreement shall control in place of this sub-paragraph.

(iii)
In the event of a termination of Executive’s employment by reason of Executive’s death, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of death.

(iv)
In the event of a termination of Executive’s employment by reason of Executive’s Disability, the vesting and/or exercisability of each of Executive’s outstanding Stock Awards shall be automatically accelerated on the date of termination so that sixty percent (60%) of each such Stock Award shall be vested and/or exercisable (i.e., to the extent, but only to the extent, that less than sixty percent (60%) of an outstanding Stock Award has not already vested upon such termination of employment, such Stock Award will vest as of the date of such termination so that sixty percent (60%) of such Stock Award shall be vested.

(v)
With respect to all Stock Awards granted to Executive on or after September 30, 2005, in the event of a Specified Termination of Executive’s employment, such Stock Awards shall remain exercisable for a period of two (2) years following the date of Executive’s termination. With respect to all Stock Awards granted to Executive prior to September 30, 2005, such Stock Awards shall remain exercisable following Executive’s termination of employment as set forth in the award agreements pursuant to which such Stock Awards were granted.

(vi)
Except as specifically provided in Section 2(c)(v) above, this Section 2(c) shall supersede any other agreement with respect to the acceleration of Executive’s Stock Awards as a result of a termination of Executive’s employment, death, Disability and/or a Change in Control, including, without limitation, the applicable provisions of any award agreements pursuant to which such Stock Awards were granted. Such award agreements will continue to govern Executive’s Stock Awards to the extent not expressly superseded by this Agreement.

Exhibit 10.1

(d)
Release; First Payment Date; Separate Payments. On or after the date of Executive’s Separation from Service and on or before the date that is 45 days after the date of Executive’s Separation from Service, Executive shall execute a release (the “Release”) in the form attached hereto and incorporated herein as Exhibit A or Exhibit B, as applicable. Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under Section 3 of this Agreement. It is understood that, if specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute such Release within the period specified in the first sentence of this Section 2(d), or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement. Notwithstanding anything to the contrary in this Agreement, any severance payments or benefits that would otherwise be payable or provided under this Agreement before the first normal payroll payment date falling on or after the sixtieth (60th) day after the date on which the Executive incurs a Separation from Service (the “First Payment Date”) shall be made on the First Payment Date. Each separate severance installment payment and each other payment that Executive may be eligible to receive under this Agreement shall be a separate payment under this Agreement for all purposes.

3.    Confidentiality, Noncompete, and Nonsolicitation.

(a)
Nondisclosure and Nonuse of Confidential Information. Executive shall not disclose or use at any time, either during Executive’s employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by Executive, except to the extent that such disclosure or use is directly related to and required by Executive’s performance of duties assigned to Executive by the Company; provided that nothing herein shall restrict Executive from disseminating personal knowledge gained during the course of Executive’s employment with the Company after the second anniversary of the termination of Executive’s employment with the Company to the extent such personal knowledge is not the property of the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term “Confidential Information” is defined by O.C.G.A. §13-8-51(3) and means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall

Exhibit 10.1

not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination. Notwithstanding the foregoing, “Confidential Information” shall not include any information (a) of which Executive became aware prior to Executive’s affiliation with the Company (b) of which Executive learns from sources other than the Company, whether prior to or after such information is actually disclosed by the Company, or (c) which is disclosed in a prospectus or other documents for dissemination to the public.

(b)    The Company’s Ownership of Intellectual Property.

(i)
Acknowledgment of Company Ownership. In the event that Executive as part of Executive’s activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company’s business as now or hereafter conducted (collectively, “Intellectual Property”), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company’s interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive’s employment with the Company).

(ii)
Executive Invention. Executive understands that paragraph (b)(i) of Section 3 of this Agreement regarding the Company’s ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive’s own time, unless (i) the invention relates to the business of the Company or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

(c)
Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of Executive’s employment with the Company for any reason, Executive shall promptly deliver to the Company

Exhibit 10.1

all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive’s possession or within Executive’s control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, Executive shall provide the Company with written confirmation that all such materials have been delivered to the Company.

(d)	Limited Noncompete. Executive agrees that for a period of twelve (12) months following his Separation from Service (the “Noncompete Period”):

(i)
Executive will not, within a radius of twenty-five (25) miles of 320 Interstate North Parkway, SE, Atlanta, GA 30339, directly or indirectly, without the prior written consent of the Company, perform any duties the same or substantially similar to those Executive performed for the Company on behalf of an entity that competes with the Company or is planning to compete with the Company; AND

(ii)
Executive will not, directly or indirectly, without the prior written consent of the Company, perform any duties the same or substantially similar to those Executive performed for the Company for the specifically identified competitive business entities or their parent companies, subsidiaries or affiliates listed in Exhibit C to this Agreement regardless of location, provided however, that this prohibition shall not apply to employment outside of the United States unless such employment is in a position which helps the listed company compete against the Company inside the United States.

(e)
Nonsolicitation. During the Noncompete Period, Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, or (ii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company in order to induce or attempt to induce any such Person to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including making any negative statements or communications concerning the Company), provided however that this Section 3(e) pertains only to customers, suppliers, licensees, licensors or other business relations of the Company with whom Executive had Material Contact. “Material Contact” is defined by O.C.G.A. § 13-8-51 and means the contact between Executive and another person or entity with whom or which Executive dealt on behalf of the Company, whose dealings with the Company were coordinated or supervised by Executive, or about whom or which Executive obtained Confidential Information in the course of his employment with the Company.

(f)	Non-Disparagement. During the Noncompete Period and in perpetuity thereafter, Executive shall not directly or indirectly make any statement that will or may have

Exhibit 10.1

the effect of disparaging the Company, or which is or may be derogatory of the Company.

(g)
Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

3.    Definitions.

“Board” means the board of directors of the Company.

“Cause” means (a) Executive’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, Executive’s perpetration or attempted perpetration of fraud, or Executive’s participation in a fraud or attempted fraud, on the Company, or Executive’s unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company, (b) any act or acts of disloyalty, moral turpitude or material misconduct by Executive injurious to the interest, property, value, operations, business or reputation of the Company, or Executive’s conviction of a crime which results in injury to the Company, (c) Executive’s repeated refusal (other than by reason of Disability) to carry out reasonable instructions by Executive’s superiors or the Board, (d) Executive’s willful violation of Company policies resulting in material harm to the Company, or (e) Executive’s conviction of a felony or a crime involving moral turpitude.

“Change in Control” means and includes each of the following:

(a)
the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i)
an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)
an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

Exhibit 10.1

(iii)	an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c), or

(iv)	an acquisition of voting securities pursuant to the Company’s initial public offering of its common stock;
Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)
during any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)
the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)
after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this paragraph (ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)	the Company’s stockholders approve a liquidation or dissolution of the Company.

Exhibit 10.1

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.
“Disability” means Executive is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of not less than 12 months, as determined by the Board in its sole discretion.

Executive shall have resigned for “Good Reason” if the Company, without Executive’s prior written consent: (i) significantly reduces the responsibilities and/or duties of Executive, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) materially reduces Executive’s base salary except that this clause shall not apply if the salary reduction is of not more than 10% and is applicable to all Company executives above the rank of Vice President, (iii) materially reduces Executive’s bonus opportunity except that this clause shall not apply if the bonus opportunity reduction is applicable to all Company executives above the rank of Vice President, (iv) materially reduces the aggregate benefits provided to Executive, or (v) changes the location of Executive’s office to a location which is fifty (50) miles or more from the office where Executive is located on the date hereof. “Good Reason” shall also include the failure of a successor to the Company to assume this Agreement. Notwithstanding the foregoing, there shall be no resignation for Good Reason unless (i) Executive provides the Company written notice describing in reasonable detail the circumstances alleged to constitute Good Reason within 90 days of the first occurrence of such circumstances, (ii) the Company fails to cure such circumstances within 30 days following receipt of such written notice, and (iii) Executive’s resignation becomes effective and Executive incurs a Separation from Service within a reasonable period of time after the first occurrence of such circumstances (but in no event later than 2 years after the first occurrence of such circumstances).

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Separation from Service” means the Executive’s “separation from service” with the Company as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto.

“Specified Termination” means a termination of Executive’s employment by the Company without Cause or the resignation of Executive for Good Reason, provided, however, that no Specified Termination shall occur unless the Executive also incurs a Separation from Service.

“Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

Exhibit 10.1

4.    Miscellaneous Provisions.

(a)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)
Complete Agreement. This Agreement and those documents expressly referred to in this Agreement embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter of this Agreement in any way, including, without limitation, all written and oral agreements with respect to severance benefits and accelerated vesting and/or exercisability of Executive’s Stock Awards in the event of employment termination.

(c)
Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance (without posting a bond or other security) and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(d)	Amendment, Modification, or Waiver. The provisions of this Agreement may be amended, modified, or waived only in a written agreement or amendment signed by both the Executive and the Company.

(e)
Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the States of Illinois or Georgia, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(f)
Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the

Exhibit 10.1

words “include” or “including” in this Agreement shall be by way of example rather than by way of limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(g)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Atlanta, Georgia time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

To the Company:

Cbeyond Communications, Inc.
320 Interstate North Parkway, SE
Atlanta, Georgia 30339
Attention:    President
Telephone:    (678) 424-2600
Telecopy:    (678) 424-2500

To Executive: at the address set forth in the Company’s records.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h)
Successors and Assigns. This Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

(i)
CHOICE OF LAW. THE QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF GEORGIA.

(j)
Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Exhibit 10.1

(k)
Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(l)	Code Section 409A.

(i)
Six Month Delay. To the extent any benefits under this Agreement are treated as non-qualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then if Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the benefits to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Employee’s termination benefits shall not be provided to Employee prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Separation from Service or (ii) the date of Executive’s death. Upon the earlier of such dates, all payments deferred pursuant to this Section 3(f) shall be paid in a lump sum to Executive. Thereafter, payments will resume in accordance with this Agreement. The determination of whether the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his Separation from Service shall made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treas. Reg. Section 1.409A-1(i) and any successor provision thereto).

(ii)
In-kind Benefits and Reimbursements. Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any tax year of the Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of the Executive, except for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be

Exhibit 10.1

made to the Executive as soon as administratively practicable following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred. In no event shall the Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred. This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive.

(iii)
Miscellaneous. This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (a) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (b) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall the Company be required to provide a tax gross-up payment to Executive or otherwise reimburse Executive with respect to Section 409A Penalties. Additionally, in the event that following the date hereof the Company or the Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Internal Revenue Code, the Company and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(m)
Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in Atlanta, Georgia, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 4(m) is intended to be the

Exhibit 10.1

exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including, without limitation, injunctive relief, in any court of competent jurisdiction to the extent permitted by applicable law. The exclusive jurisdiction for any such action for provisional relief, including injunctive relief, shall be the state or federal courts located in the State of Georgia, and the parties hereby consent to any such court’s exercise of personal jurisdiction over the parties for such purpose. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial. Each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.

* * * *

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this At-Will Employment Agreement on the date first written above.

CBEYOND, INC.

By:    /s/ William H. Weber
Name:    William H. Weber
Title:    General Counsel

EXECUTIVE

Signature:     /s/ James F. Geiger
Name:         James F. Geiger

Exhibit 10.1

EXHIBIT A

RELEASE
(INDIVIDUAL TERMINATION)

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

Certain capitalized terms used in this Release are defined in the At-Will Employment Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Section 3 of the Agreement.
Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company:  (1) from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law, and/or (2) from its obligations to provide the benefits described in Section 2 of the Agreement, which provides the consideration given under the Agreement for the waiver and release in this paragraph. The releases described in this paragraph do not serve to divest me of any funds or rights, or both, currently vested or credited to me in any retirement, pension or deferred compensation plan, if any. I acknowledge that the consideration given under the Agreement for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I

A-1

Exhibit 10.1

was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

EXECUTIVE

Signature:
Name:     James F. Geiger
Date:     ___________________________

EXHIBIT B

RELEASE
(GROUP TERMINATION)

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

Certain capitalized terms used in this Release are defined in the At-Will Employment Agreement (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Section 3 of the Agreement.
Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay,

A-2

Exhibit 10.1

fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company:  (1) from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law, and/or (2) from its obligations to provide the benefits described in Section 2 of the Agreement, which provides the consideration given under the Agreement for the waiver and release in this paragraph. The releases described in this paragraph do not serve to divest me of any funds or rights, or both, currently vested or credited to me in any retirement, pension or deferred compensation plan, if any. I acknowledge that the consideration given under the Agreement for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

EXECUTIVE

Signature:
Name: James F. Geiger
Date:     ___________________________

B-1

Exhibit 10.1

EXHIBIT C

360networks, Inc.	Integra Telecom, Inc.
Access One, Inc.	Internap Network Service Corporation
Amazon.com, Inc.	ITC^DeltaCom, Inc.
AT&T Inc.	Level 3 Communications, Inc.
Bandwidth.com, Inc.	LOGIX Communications
Birch Communications, Inc.	Microsoft Corp.
Bright House Networks	Microtech-Tel, Inc.
Broadview Networks Holdings, Inc.	Neustar, Inc.
Broadvox LLC	Pac-West Telecomm, Inc.
Cablevision Systems Corporation	PAETEC Holdings Corp.
CenturyLink, Inc.	Rackspace Hosting, Inc.
Charter Communications, Inc.	Sprint Nextel Corporation
Comcast Corporation	Syniverse Technologies, Inc.
Cox Communications	TCG Communications
Cypress Communications	TDS Telecommunications Corporation
Digital Agent, LLC	TelePacific Communications
EarthLink, Inc.	Tel West Network Services Corporation
First Communications, Inc.	Time Warner Cable, Inc.
Global Crossing Limited	tw telecom inc.
Globalcom, Inc.	Verizon Communications, Inc.
GoGrid, LLC	Vonage Holdings Corp.
Grande Communications Networks LLC	Windstream Corporation
Hosting.com, Inc.	XO Holdings, Inc.
Infotelecom, LLC

C-1